EXHIBIT 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-12416 on Form F-3 of Banco Santander Central Hispano, S.A. of our report dated March 29, 2004 (except for Note 27 as to which the date is June 30, 2004) appearing in this Annual report on Form 20-F of Banco Santander Central Hispano, S.A. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE ESPAÑA, S.L.
Deloitte & Touche España, S.L.

Madrid, Spain
July 15, 2004